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EXHIBIT 18.1

LIST OF SUBSIDIARIES

                          Percentage of equity interest

                                          Place of             Held by the      Held by
Name                                     incorporation          Company      subsidiaries     Principal activities
----------------------------------       --------------        -----------   ------------     ---------------------------------
Dongguan Xinda Giftware Company          Mainland China          100%                         Manufacturing of die-cast and
Limited                                                                                       injection-molded plastic products

Luen Tat Mould Manufacturing Limited     The British             90%                          Provision of technical support
                                         Virgin Islands                                       service on mold production

Luen Tat Model Design Company Limited    The British                            51%           Design and production of molds
                                         Virgin Islands                                       and tooling models

Onchart Industrial Limited               The British             55%                          Provision of technical support
                                         Virgin Islands                                       service on mold production

Hua Yang Holdings Company Limited        Cayman Islands          100%                         Investment holding

Hua Yang Printing Holdings Company       Hong Kong                             100%           Printing and assembly of books
Limited                                                                                       and specialty packaging

Shenzhen Hua Yang Printing Company       Mainland China                        100%           Printing and assembly of books
Limited, formerly known as "Shenzhen                                                          and specialty packaging

Huaxuan Printing Products Company
Limited"

Corgi Classics Holdings Limited          United Kingdom          100%                         Investment holding

Corgi Classics Limited                   United Kingdom                        100%           Design, marketing and
                                                                                              distribution of die-cast
                                                                                              collectibles

Icon Collectibles Limited                United Kingdom                        100%           Design, marketing and
                                                                                              distribution of die-cast
                                                                                              collectibles

Lledo Collectibles Limited               United Kingdom                        100%           Design, marketing and
                                                                                              distribution of die-cast
                                                                                              collectibles

Corgi Classics Inc.                      United States of                      100%           Design, marketing and
                                         America                                              distribution of die-cast
                                                                                              collectibles

Wealthy Holdings Limited                 The British             100%                         Inactive
                                         Virgin Islands
Guangzhou Jin Yi Advertising Company     Mainland China                         90%           Inactive
Limited

Zindart Limited                          Bermuda                               100%           Inactive

Bassett Lowke Limited                    United Kingdom                        100%           Inactive

Corgi Sales Limited                      United Kingdom                        100%           Inactive

Corgi Toys Limited                       United Kingdom                        100%           Inactive

Blow-ko Limited                          United Kingdom                        100%           Inactive

Bassett Lowke (Railways) Limited         United Kingdom                        100%           Inactive

Corgi Collectors Limited                 United Kingdom                        100%           Inactive
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